KTI, Inc. Delays Filing Form 10-K
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     GUTTENBERG,  N.J.,  April 16, 1999 -- KTI, Inc.  (Nasdaq:  KTIE)  announced today that due to the previously announced recent developments regarding its merger agreement with Casella Waste Systems, Inc., it would not be able to file its annual report on Form 10-K with the Securities and Exchange Commission on a timely basis, on or before April 15, 1999. KTI will endeavor to file its annual report with the Securities and Exchange Commission as promptly as practicable. KTI does not expect that the results of operations for the period ended December 31, 1998 set forth in the Form 10-K when filed will deviate from those announced on March 30, 1999.

     For further information, contact Ross Pirasteh at KTI, Inc. (201) 854-7777 or Frank N. Hawkins, Jr. or Julie Marshall, Hawk Associates Inc. at (305) 852-2383. Copies of KTI press releases, SEC filings, current price quotes, stock charts and other information for investors may be found on the website http://www.hawkassociates.com.

     This release contains various forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which represent the company's expectations or beliefs concerning future events of the company's financial performance. These forward-looking statements are qualified by important factors that could cause actual results to differ materially from expected results included in these statements.